Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT: That the undersigned officers and directors of SunPower Corporation do hereby constitute and appoint Peter Faricy, Manavendra S. Sial, and Regan MacPherson, and any one of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable SunPower Corporation to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with its annual report on Form 10-K for the fiscal year ended January 2, 2022 (the “Report”). Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Report or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Exhibit 24.1

Signature	Title	Date

/S/ PETER FARICY	Chief Executive Officer and Director	February 25, 2022
Peter Faricy	(Principal Executive Officer)

/S/ MANAVEDRA S. SIAL	Executive Vice President and Chief Financial Officer	February 25, 2022
Manavendra S. Sial	(Principal Financial Officer)

/S/ VICHHEKA HEANG	Corporate Controller and Principal Accounting Officer	February 25, 2022
Vichheka Heang	(Principal Accounting Officer)

/S/ FRANCOIS BADOUAL	Director	February 25, 2022
Francois Badoual

/S/ CATHERINE A. LESJAK	Director	February 25, 2022
Catherine A. Lesjak

/S/ THOMAS R. MCDANIEL	Director	February 25, 2022
Thomas R. McDaniel

/S/ NATHALIE PORTES-LAVILLE	Director	February 25, 2022
Nathalie Portes-Laville

/S/ VINCENT STOQUART	Director	February 25, 2022
Vincent Stoquart

/S/ LAURENT WOLFFSHEIM	Director	February 25, 2022
Laurent Wolffsheim

/S/ FRANCK TROCHET	Director	February 25, 2022
Franck Trochet

/S/ PATRICK WOOD III	Director	February 25, 2022
Patrick Wood III

/S/ BERNADETTE BAUDIER	Director	February 25, 2022
Bernadette Baudier

/S/ VINAYAK HEGDE	Director	February 25, 2022
Vinayak Hegde